     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 2003.
                                                     REGISTRATION NO. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                        SUBURBAN PROPANE PARTNERS, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

             DELAWARE                              5984                             22-3410353
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                               240 ROUTE 10 WEST
                               WHIPPANY, NJ 07981
                                 (973) 887-5300
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                             JANICE G. MEOLA, ESQ.
                                GENERAL COUNSEL
                        SUBURBAN PROPANE PARTNERS, L.P.
                               240 ROUTE 10 WEST
                               WHIPPANY, NJ 07981
                                 (973) 887-5300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                   COPIES TO:

               STEPHEN H. COOPER, ESQ.                                  PAUL JACOBS, ESQ.
             WEIL, GOTSHAL & MANGES LLP                                  NEIL GOLD, ESQ.
                  767 FIFTH AVENUE                                 FULBRIGHT & JAWORSKI L.L.P.
              NEW YORK, NEW YORK 10153                                  666 FIFTH AVENUE
                   (212) 310-8000                                   NEW YORK, NEW YORK 10103
                                                                         (212) 318-3000

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                              -------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-104415
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED      PROPOSED
                                                                               MAXIMUM      MAXIMUM
                                                                              OFFERING     AGGREGATE      AMOUNT OF
                   TITLE OF EACH CLASS OF                     AMOUNT TO BE    PRICE PER     OFFERING     REGISTRATION
                SECURITIES TO BE REGISTERED                   REGISTERED(1)     UNIT        PRICE(2)        FEE(3)
                ---------------------------                   -------------   ---------    ---------     ------------
Common Units representing limited partnership interests.....   2,624,875       $29.00       $76,121,375    $6,161

(1) Includes 342,375 common units subject to underwriters' over-allotment option.

(2) This Registration Statement relates to the Registrant's Registration Statement on Form S-3 (Registration No. 333-104415) (the 'Prior Registration Statement'). In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($70,000,000) is carried forward to this Registration Statement, and an additional amount of securities, having a proposed maximum aggregate offering price of $6,121,375 is registered hereby.

(3) $496 is paid pursuant to this Registration Statement. The remaining $5,665 is carried forward from the Prior Registration Statement, for which a filing fee in such amount was paid at the time of registration.

    IN ACCORDANCE WITH RULE 462(b) OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT INCORPORATES BY REFERENCE THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-104415) TO WHICH THIS REGISTRATION STATEMENT RELATES.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whippany, State of New Jersey, on June 12, 2003.

                                      SUBURBAN PROPANE PARTNERS, L.P.

                                      By:                       *
                                         ......................................
                                                      MARK A. ALEXANDER
                                             PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                   AND APPOINTED SUPERVISOR


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                  TITLE                        DATE
                ---------                                  -----                        ----
                            *               President and Chief Executive          June 12, 2003
 .........................................    Officer; Appointed Member of the
            MARK A. ALEXANDER                 Board of Supervisors (Principal
                                              Executive Officer)

                            *               Vice President -- Finance              June 12, 2003
 .........................................    (Principal Financial Officer)
             ROBERT M. PLANTE

                            *               Senior Vice President -- Corporate     June 12, 2003
 .........................................    Development; Appointed Member of
           MICHAEL J. DUNN, JR.               the Board of Supervisors

                            *               Elected Member and Chairman of the     June 12, 2003
 .........................................    Board of Supervisors
            JOHN HOYT STOOKEY

                            *               Elected Member of the Board of         June 12, 2003
 .........................................    Supervisors
           HAROLD R. LOGAN, JR.

                            *               Elected Member of the Board of         June 12, 2003
 .........................................    Supervisors
             DUDLEY C. MECUM

          /s/ MICHAEL A. STIVALA            Controller (Principal Accounting       June 12, 2003
 .........................................    Officer)
            MICHAEL A. STIVALA

      *By:      /s/ JANICE G. MEOLA
 .........................................
             JANICE G. MEOLA
             ATTORNEY-IN-FACT

                                    EXHIBITS

    The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein.

EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------
    1.1          -- Form of Underwriting Agreement.*
    2.1          -- Recapitalization Agreement dated as of November 27, 1998 by and among Suburban, the Operating Partnership, the general partner, Millennium Chemicals, Inc. and Suburban Energy
                    Services Group LLC (filed as Exhibit 2.1 to Suburban's
                    Current Report on Form 8-K filed December 3, 1998).**
    3.1          -- Second Amended and Restated Agreement of Limited Partnership
                    of Suburban Propane Partners, L.P. dated as of May 26, 1999
                    (filed as Exhibit 3(a) to Suburban's Quarterly Report on
                    Form 10-Q filed August 10, 1999).**
    3.2          -- Second Amended and Restated Agreement of Limited Partnership
                    of Suburban Propane, L.P. dated as of May 26, 1999 (filed as
                    Exhibit 3(b) to Suburban's Quarterly Report on Form 10-Q
                    filed August 10, 1999).**
    5.1          -- Opinion of Weil, Gotshal & Manges LLP as to the legality of the securities registered hereby.
    8.1          -- Form of opinion of Weil, Gotshal & Manges LLP as to tax matters.*
   21.1          -- Listing of Subsidiaries of Suburban (filed as Exhibit 21.1 to Suburban's Annual Report on Form 10-K for the fiscal year ended September 28, 2002).**
   23.1          -- Consent of Independent Accountants.
   23.2          -- Consent of Weil, Gotshal & Manges LLP (to be included in the
                    Opinion filed as Exhibit 5.1).
   23.3          -- Consent of Weil, Gotshal & Manges LLP (included in the
                    Opinion filed as Exhibit 8.1).*
   24.1          -- Power of Attorney (included on signature page to
                    Registration Statement).*

---------

* Previously filed in connection with Registration on Form S-3 (Registration No. 333-104415) and incorporated by reference.

** Incorporated by reference.